                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-72185) and related Prospectus of Cerus Corporation for the registration of shares of its common stock and to the incorporation by reference therein of our report dated January 27, 1998, except for Note 2 as to which the date is March 6, 1998 with respect to the financial statements of Cerus Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission, and to the use of our report dated January 22, 1999, except for Note 2 as to which the date is January 30, 1999 and Note 5, as to which the date is March 3, 1999, with respect to the financial statements of Cerus Corporation included herein.



                                                           /s/ ERNST & YOUNG LLP


Walnut Creek, California

March 8, 1999